As filed with the Securities and Exchange Commission on September 17, 2014

Investment Company Act of 1940

Registration No. 811-03605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 92	☒

(Check appropriate box or boxes)

NORTHERN INSTITUTIONAL FUNDS

(Exact Name of Registrant as Specified in Charter)

50 South LaSalle Street

Chicago, Illinois 60603

(Address of Principal Executive Offices)

800-637-1380

(Registrant’s Telephone Number, including Area Code)

Name and Address of Agent for Service:	with a copy to:
Diana E. McCarthy Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, Pennsylvania 19103-6996	Craig R. Carberry, Secretary The Northern Trust Company 50 South LaSalle Street, MB-09 Chicago, Illinois 60603

This Amendment No. 92 to the Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”), with respect to shares of beneficial interest in its Liquid Assets Portfolio. Shares of beneficial interest in this Portfolio are not registered under the Securities Act of 1933 (the “1933 Act”), in accordance with Regulation D under the 1933 Act, as amended.

Explanatory Note

This Amendment No. 92 incorporates by reference the information contained in Parts A and B of Amendment No. 88 to the Registrant’s Registration Statement filed on March 21, 2014 (Accession No. 0001193125-14-110245) (“Amendment No. 88”) and is being filed to amend and supplement the information contained in Parts A and B of Amendment No. 88.

The unaudited financial statements of Liquid Assets Portfolio for the six-month period ended May 31, 2014 contained in the semiannual report to the Portfolio’s shareholders are incorporated herein by reference. No other parts of the Portfolio’s semiannual report are incorporated herein by reference.

LIQUID ASSETS PORTFOLIO

PROSPECTUS SUPPLEMENT

NORTHERN INSTITUTIONAL FUNDS

LIQUID ASSETS PORTFOLIO

SUPPLEMENT DATED SEPTEMBER 17, 2014 TO

PROSPECTUS DATED APRIL 1, 2014

THE PORTFOLIO IS A SERIES OF NORTHERN INSTITUTIONAL FUNDS WHICH IS REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. THE SHARES OF THE LIQUID ASSETS PORTFOLIO WHICH ARE DESCRIBED IN THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERINGS CONTEMPLATED BY THE PROSPECTUS WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT FOR OFFERS AND SALES OF SECURITIES WHICH DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.

THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF SHARES OF THE LIQUID ASSETS PORTFOLIO IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING THE LIQUID ASSETS PORTFOLIO THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THE PROSPECTUS, AS SUPPLEMENTED.

PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THE PROSPECTUS, AS SUPPLEMENTED . THIS PROSPECTUS SUPPLEMENT IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE SHARES OF THE LIQUID ASSETS PORTFOLIO DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).

1.	At a shareholder meeting on May 19, 2014, shareholders of the Portfolio approved a new management agreement between the Portfolio and its investment adviser to provide the Portfolio with investment advisory and administration services under a single agreement and fee structure, changing the management fees payable by the Portfolio as of June 30, 2014. Separately, the contractual operating expense limitation agreement between the Portfolio and its investment adviser was changed as of October 1, 2014. As a result, effective October 1, 2014, the information under the section entitled “PORTFOLIO SUMMARY — Liquid Assets Portfolio — Fees and Expenses of the Portfolio” on page 3 of the Prospectus is amended and restated as follows to reflect new total annual portfolio operating expenses:

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

Shareholder Fees (fees paid directly from your investment)
None

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)(1)
Management Fees	0.10%
Other Expenses	0.02%
Transfer Agent Fees	0.02%
Service Agent Fees	None
Other Operating Expenses	0.00%
Total Annual Portfolio Operating Expenses	0.12%
Expense Reimbursement(2)	(0.09)%
Total Annual Portfolio Operating Expenses After Expense Reimbursement	0.03%

(1)	The expense information in the table has been restated to reflect current fees.

(2)

Northern Trust Investments, Inc. has contractually agreed to reimburse a portion of the operating expenses of the Portfolio to the extent the “Total Annual Portfolio Operating Expenses” exceed 0.03%. This contractual limitation may not be terminated before April 1, 2016 without the approval of the Board of Trustees. Northern Trust Investments, Inc. serves as the investment adviser and administrator to the Portfolio. The Northern Trust Company, an affiliate of Northern Trust Investments, Inc., serves as transfer agent, custodian and subadministrator to the Portfolio.

2.	The information under “Advisory Fees” on page 6 of the Prospectus is supplemented as follows to reflect new contractual management fees:

Effective June 30, 2014, as compensation for advisory and administration services and the assumption of related expenses, NTI is entitled to a management fee, computed daily and payable monthly, at annual rates set forth in the table below (expressed as a percentage of the Portfolio’s respective average daily net assets).

NTI has contractually agreed to reimburse a portion of the operating expenses of the Portfolio (other than acquired fund fees

NORTHERN INSTITUTIONAL FUNDS PROSPECTUS

LIQUID ASSETS PORTFOLIO

PROSPECTUS SUPPLEMENT

and expenses, a portion of the compensation paid to each Trustee who is not an officer, director or employee of Northern Trust Corporation or its subsidiaries, expenses related to third-party consultants engaged by the Board of Trustees of the Trust, membership dues paid to the Investment Company Institute and Mutual Fund Directors Forum, and extraordinary expenses and interest, if any) so that “Total Annual Portfolio Operating Expenses After Expense Reimbursement” do not exceed the amounts shown in the table under the caption “Fees and Expenses of the Portfolio” in the Portfolio’s Portfolio Summary. The contractual expense reimbursement arrangement is expected to continue until at least April 1, 2016. The expense reimbursement arrangement will continue automatically for periods of one year (each such one year period, a “Renewal Year”). The arrangement may be terminated, as to any succeeding Renewal Year, by NTI or the Portfolio upon 60 days’ written notice prior to the end of the current Renewal Year. The Board of Trustees may terminate the arrangement at any time with respect to the Portfolio if it determines that it is in the best interests of the Portfolio and its shareholders.

In order to avoid a negative yield, NTI may reimburse additional expenses or waive management fees of the Portfolio. Any such additional expense reimbursement or waiver would be voluntary and could be implemented, increased or decreased, or discontinued at any time. There is no guarantee that the Portfolio will be able to avoid a negative yield.

A discussion regarding the Board of Trustees’ basis for its approval of the Portfolio’s Management Agreement is available in the Portfolio’s semiannual report to shareholders for the six-month period ended May 31, 2014.

Portfolio	Contractual Management Fee Rate Effective June 30, 2014
LIQUID ASSETS PORTFOLIO	0.10%

Please retain this Supplement with your Prospectus for future reference.

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-637-1380 northernfunds.com/institutional	NIF SPT LAP (9/14)

NORTHERN INSTITUTIONAL FUNDS PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION SUPPLEMENT

NORTHERN INSTITUTIONAL FUNDS

LIQUID ASSETS PORTFOLIO

SUPPLEMENT DATED SEPTEMBER 17, 2014 TO

STATEMENT OF ADDITIONAL INFORMATION (“SAI”) DATED APRIL 1, 2014

The Portfolio is a series of Northern Institutional Funds which is registered as an investment company under the Investment Company Act of 1940, as amended. The shares of the Portfolio which are described in this supplement to the SAI have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any of the states of the United States. The offerings contemplated by the SAI will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.

The SAI shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of shares of the Portfolio in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Portfolio that are inconsistent with those contained in the SAI, as supplemented hereby. Prospective investors should not rely on any information not contained in the SAI, as supplemented hereby.

This supplement to the SAI is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the shares of the Portfolio described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document).

1.	At a meeting of shareholders on May 19, 2014 (the “Shareholder Meeting”), shareholders of the Northern Institutional Funds (the “Trust”) elected Cynthia Plouché as a non-interested trustee of the Trust. The following information is added to the table in the section “TRUSTEES AND OFFICERS – Non-Interested Trustees” beginning on page 24 of the SAI:

NAME, ADDRESS(1), AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE AS TRUSTEE(2)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTORSHIPS HELD BY TRUSTEE(3)
Cynthia Plouché Age: 56 Trustee since May 2014

•    Senior Portfolio Manager and member of Investment Policy Committee, Williams Capital Management, LLC from 2006 to 2012;

•    Managing Director and Chief Investment Officer of Blaylock-Abacus Asset Management, Inc. from June 2003 to 2006;

•    Founder, Chief Investment Officer and Managing Director of Abacus Financial Group from May 1991 to 2003, a manager of fixed income portfolios for institutional clients;

•    Assessor, Moraine Township, Illinois since January 2014.

• AXA Premier VIP Trust (registered investment company – 36 portfolios).

(1)	Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996.
(2)	Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year in which he or she attains the age of seventy-five years.
(3)	This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., public companies) or other investment companies registered under the 1940 Act.

2.	At the Shareholder Meeting, shareholders of the Liquid Assets Portfolio approved a new management agreement for their Portfolio. Accordingly, the following supplements the information in the sections “INVESTMENT ADVISER, TRANSFER AGENT AND CUSTODIAN” and “ADMINISTRATOR AND PLACEMENT AGENT” beginning on pages 36 and 43, respectively, of the SAI:

Effective June 30, 3014, a new management agreement (the “Management Agreement”) to provide the Portfolio with investment advisory and administration services under a single agreement and fee structure replaced the prior investment advisory and ancillary services agreement and administration agreement (the “Prior Agreements”) between the Portfolio and the Investment Adviser. The terms, including the services provided thereunder, of the Management Agreement and the Prior Agreements are substantially similar, other than with respect to the compensation payable to the Investment Adviser.

Under the Management Agreement, beginning June 30, 2014, as compensation for advisory and administration services and the assumption of related expenses, the Investment Adviser is entitled to a management fee, computed daily and payable monthly, at the annual rate set forth in the table below (expressed as a percentage of the Portfolio’s average daily net assets).

CONTRACTUAL MANAGEMENT FEE RATE EFFECTIVE JUNE 30, 2014
Liquid Assets Portfolio	0.10%

Beginning June 30, 2014, the Portfolio also entered into a new transfer agency agreement (“Transfer Agency Agreement”) with the Portfolio’s current Transfer Agent that is substantially similar to the prior transfer agency agreement, other than with respect to the compensation payable thereunder. Under the Transfer Agency Agreement, the transfer agency fee rate for the Portfolio is 0.015% of the average daily net assets of the Portfolio.

Unless sooner terminated, the Portfolio’s Management Agreement and Transfer Agency Agreement will continue in effect with respect to the Portfolio until June 30, 2015. Thereafter, each of the foregoing Agreements will continue in effect for successive 12-month periods, provided that the continuance is approved at least annually (i) by the vote of a majority of the Trustees who are not parties to the applicable Agreement or “interested persons” (as such term is defined in the 1940 Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval and (ii) by the Trustees or by the vote of a majority of the outstanding shares of the Portfolio (as defined under “Description of Shares” section of the SAI). Each Agreement is terminable at any time without penalty by the Trust (by specified Trustee or shareholder action) or by the Investment Adviser or Transfer Agent, as the case may be, on 60 days’ written notice.

2

PART C: OTHER INFORMATION

ITEM 28.	EXHIBITS

The following exhibits are incorporated herein by reference to:

Post-Effective Amendment No. 31 to Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) filed on March 29, 1996 (Accession No. 0000950130-96-001086) (“PEA No. 31”),

Post-Effective Amendment No. 34 to such Registration Statement filed on May 16, 1997 (Accession No. 0000950130-97-002471) (“PEA No. 34”),

Post-Effective Amendment No. 35 to such Registration Statement filed on September 29, 1997 (Accession No. 0000950131-97-005862) (“PEA No. 35”),

Post-Effective Amendment No. 36 to such Registration Statement filed on January 16, 1998 (Accession No. 0000950131-98-000216) (“PEA No. 36”),

Post-Effective Amendment No. 38 to such Registration Statement filed on March 27, 1998 (Accession No. 0000950131-98-002030) (“PEA No. 38”),

Post-Effective Amendment No. 39 to such Registration Statement filed on February 1, 1999 (Accession No. 0000950131-99-000461) (“PEA No. 39”),

Post-Effective Amendment No. 41 to such Registration Statement filed on October 14, 1999 (Accession No. 0000927405-99-000333) (“PEA No. 41”),

Post-Effective Amendment No. 43 to such Registration Statement filed on January 28, 2000 (Accession No. 0000927405-00-000027) (“PEA No. 43”),

Post-Effective Amendment No. 44 to such Registration Statement filed on March 29, 2000 (Accession No. 0000950131-00-002147) (“PEA No. 44”),

Post-Effective Amendment No. 46 to such Registration Statement filed on January 17, 2001 (Accession No. 0000950131-01-000262) (“PEA No. 46”),

Post-Effective Amendment No. 48 to such Registration Statement filed on March 30, 2001 (Accession No. 0000950131-01-001670) (“PEA No. 48”),

Post-Effective Amendment No. 49 to such Registration Statement filed on January 29, 2002 (Accession No. 0000940180-02-000170) (“PEA No. 49”),

Post-Effective Amendment No. 53 to such Registration Statement filed on March 29, 2004 (Accession No. 0001193125-04-052241) (“PEA No. 53”),

Post-Effective Amendment No. 54 to such Registration Statement filed on January 28, 2005 (Accession No. 0001193125-05-014394) (“PEA No. 54”),

Post-Effective Amendment No. 56 to such Registration Statement filed on March 30, 2006 (Accession No. 0001193125-06-068444) (“PEA No. 56”),

Post-Effective Amendment No. 57 to such Registration Statement filed on March 30, 2007 (Accession No. 0001193125-07-070533) (“PEA No. 57”),

Post-Effective Amendment No. 59 to such Registration Statement filed on March 14, 2008 (Accession No. 0001193125-08-057595) (“PEA No. 59”),

Post-Effective Amendment No. 61 to such Registration Statement filed on August 20, 2008 (Accession No. 0001193125-08-181539) (“PEA No. 61”),

Post-Effective Amendment No. 62 to such Registration Statement filed on March 30, 2009 (Accession No. 0001193125-09-066299) (“PEA No. 62”),

Post-Effective Amendment No. 63 to such Registration Statement filed on January 28, 2010 (Accession No. 0001193125-10-015597) (“PEA No. 63”),

Post-Effective Amendment No. 64 to such Registration Statement filed on March 29, 2010 (Accession No. 0001193125-10-070130) (“PEA No. 64”),

Post-Effective Amendment No. 65 to such Registration Statement filed on June 15, 2010 (Accession No. 0001193125-10-139567) (“PEA No. 65”),

Post-Effective Amendment No. 66 to such Registration Statement filed on March 2, 2011 (Accession No. 0001193125-11-053509) (“PEA No. 66”),

Post-Effective Amendment No. 69 to such Registration Statement filed on March 21, 2012 (Accession No. 0001193125-12-125345) (“PEA No. 69”),

Post-Effective Amendment No. 71 to such Registration Statement filed on March 22, 2013 (Accession No. 0001193125-13-121455) (“PEA No. 71”),

Post-Effective Amendment No. 73 to such Registration Statement filed on March 21, 2014 (Accession No. 0001193125-14-110158) (“PEA No. 73”),

Post-Effective Amendment No. 75 to such Registration Statement filed on July 7, 2014 (Accession No. 0001193125-14-262083) (“PEA No. 75”),

Post-Effective Amendment No. 76 to such Registration Statement filed on September 5, 2014 (Accession No. 0001193125-14-333801) (“PEA No. 76”), and

Amendment No. 49 under the Investment Company Act of 1940 to the Registration Statement filed on July 31, 2001 (Accession No. 0000950131-01-502545) (“Amendment No. 49”):

(a)	(1)	Agreement and Declaration of Trust dated July 1, 1997 filed as Exhibit 1 to PEA No. 36.

	(2)	Amendment No. 1 dated February 25, 1998 to the Agreement and Declaration of Trust filed as Exhibit (a)(2) to PEA No. 39.

	(3)	Amendment No. 2 dated May 15, 1998 to the Agreement and Declaration of Trust filed as Exhibit (a)(3) to PEA No. 39.

	(4)	Amendment No. 3 dated October 5, 1999 to the Agreement and Declaration of Trust filed as Exhibit (a)(4) to PEA No. 41.

	(5)	Amendment No. 4 dated January 24, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(5) to PEA No. 43.

	(6)	Amendment No. 5 dated May 2, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(6) to PEA No. 46.

	(7)	Amendment No. 6 dated November 1, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(7) to PEA No. 46.

	(8)	Amendment No. 7 dated July 26, 2001 to the Agreement and Declaration of Trust filed as Exhibit (a)(8) to Amendment No. 49.

	(9)	Amendment No. 8 dated April 29, 2003 to the Agreement and Declaration of Trust filed as Exhibit (a)(9) to PEA No. 53.

	(10)	Amendment No. 9 dated May 6, 2005 to the Agreement and Declaration of Trust filed as Exhibit (a)(10) to PEA No. 56.

	(11)	Amendment No. 10 dated November 3, 2006 to the Agreement and Declaration of Trust filed as Exhibit (a)(11) to PEA No. 57.

	(12)	Amendment No. 11 dated May 9, 2008 to the Agreement and Declaration of Trust filed as Exhibit (a)(12) to PEA No. 61.

	(13)	Amendment No. 12 dated September 24, 2008 to the Agreement and Declaration of Trust filed as Exhibit (a)(13) to PEA No. 62.

	(14)	Amendment No. 13 dated February 17, 2010 to the Agreement and Declaration of Trust filed as Exhibit (a)(14) to PEA No. 65.

	(15)	Amendment No. 14 dated July 31, 2010 to the Agreement and Declaration of Trust filed as Exhibit (a)(15) to PEA No. 66.

	(16)	Amendment No. 15 dated February 18, 2011 to the Agreement and Declaration of Trust filed as Exhibit (a)(16) to PEA No. 66.

	(17)	Amendment No. 16 dated February 18, 2011 to the Agreement and Declaration of Trust filed as Exhibit (a)(17) to PEA No. 69.

	(18)	Amendment No. 17 dated February 18, 2011 to the Agreement and Declaration of Trust filed as Exhibit (a)(18) to PEA No. 69.

	(19)	Amendment No. 18 dated November 4, 2011 to the Agreement and Declaration of Trust filed as Exhibit (a)(19) to PEA No. 69.

	(20)	Amendment No. 19 dated April 1, 2012 to the Agreement and Declaration of Trust filed as Exhibit (a)(20) to PEA No. 69.

	(21)	Amendment No. 20 dated November 16, 2012 to the Agreement and Declaration of Trust filed as Exhibit (a)(21) to PEA No. 71.

	(22)	Amendment No. 21 dated February 15, 2013 to the Agreement and Declaration of Trust filed as Exhibit (a)(22) to PEA No. 71.

	(23)	Amendment No. 22 dated May 22, 2014 to the Agreement and Declaration of Trust filed as Exhibit (a)(23) to PEA No. 75.

(b)	(1)	Amended and Restated By-Laws adopted August 2, 2000 filed as Exhibit (b)(2) to PEA No. 46.

	(2)	Amendment No. 1 adopted July 29, 2003 to the Amended and Restated By-Laws filed as Exhibit (b)(2) to PEA No. 53.

	(3)	Amendment No. 2 adopted April 27, 2004 to the Amended and Restated By-Laws filed as Exhibit (b)(3) to PEA No. 54.

	(4)	Amendment No. 3 adopted July 27, 2004 to the Amended and Restated By-Laws filed as Exhibit (b)(4) to PEA No. 54.

	(5)	Amendment No. 4 adopted February 14, 2008 to the Amended and Restated By-Laws filed as Exhibit (b)(5) to PEA No. 59.

	(6)	Amendment No. 5 adopted November 5, 2010 to the Amended and Restated By-Laws filed as Exhibit (b)(6) to PEA No. 66.

(c)		Articles IV, V, VI, VII and IX of the Agreement and Declaration of Trust dated July 1, 1997 filed as Exhibit 1 to PEA No. 36.

(d)	(1)	Management Agreement between the Registrant and Northern Trust Investments, Inc. dated June 30, 2014 filed as Exhibit (d)(1) to PEA No. 76.

	(2)	Management Agreement between the Registrant and Northern Trust Investments, Inc. dated July 31, 2014 filed as Exhibit (d)(2) to PEA No. 76.

	(3)	Management Agreement dated June 30, 2014 between the Registrant and Northern Trust Investments, Inc. on behalf of the Liquid Assets Portfolio is filed herewith.

	(4)	Amended and Restated Investment Advisory Agreement dated January 29, 2008 between the Registrant and Northern Trust Global Investments Ltd. and Northern Trust Investments, N.A. filed as Exhibit (d)(12) to PEA No. 59.

	(5)	Amendment No. 1 dated May 9, 2008 to the Amended and Restated Investment Advisory Agreement between the Registrant and Northern Trust Global Investments Ltd. and Northern Trust Investments, N.A. on behalf of the Large Cap Index Portfolio filed as Exhibit (d)(13) to PEA No. 61.

	(6)	Amended and Restated Amendment No. 2 dated September 24, 2008 to the Amended and Restated Investment Advisory Agreement between the Registrant and Northern Trust Global Investments Ltd. and Northern Trust Investments, N.A. on behalf of the Treasury Portfolio filed as Exhibit (d)(3) to PEA No. 71.

	(7)	Assumption Agreement dated December 30, 2010 between Northern Trust Investments, N.A. and Northern Trust Investments, Inc. filed as Exhibit (d)(27) to PEA No. 66.

	(8)	Advisory Fee Waiver Agreement dated April 1, 2010 by and among the Registrant, Northern Trust Investments, N.A. and Northern Trust Global Investments Limited filed as Exhibit (d)(24) to PEA No. 64.

	(9)	Amendment No. 1 to the Advisory Fee Waiver Agreement dated August 5, 2010 between the Registrant and Northern Trust Investments, N.A. filed as Exhibit (d)(26) to PEA No. 66.

	(10)	Amendment No. 2 to the Advisory Fee Waiver Agreement dated January 1, 2012 between the Registrant and Northern Trust Investments, Inc. filed as Exhibit (d)(27) to PEA No. 69.

	(11)	Amendment No. 3 to the Advisory Fee Waiver Agreement dated February 24, 2012 between the Registrant and Northern Trust Investments, Inc. filed as Exhibit (d)(28) to PEA No. 69.

	(12)	Expense Reimbursement Agreement between the Registrant and Northern Trust Investments, Inc. dated June 30, 2014 filed as Exhibit (d)(11) to PEA No. 76.

	(13)	Expense Reimbursement Agreement between the Registrant and Northern Trust Investments, Inc. dated July 31, 2014 filed as Exhibit (d)(12) to PEA No. 76.

	(14)	Expense Reimbursement Agreement between the Registrant and Northern Trust Investments, Inc. dated September 5, 2014 filed as Exhibit (d)(13) to PEA No. 76.

	(15)	Expense Reimbursement Agreement dated October 1, 2014 between the Registrant and Northern Trust Investments, Inc. on behalf of the Liquid Assets Portfolio is filed herewith.

(e)		Not Required.

(f)		Not Applicable

(g)	(1)	Custody Agreement between the Registrant and The Northern Trust Company dated June 30, 2014 filed as Exhibit (g)(1) to PEA No. 76.

	(2)	Custodian Agreement dated June 8, 1992 between the Registrant and The Northern Trust Company filed as Exhibit 8 to PEA No. 38.

	(3)	Addendum No. 2 dated July 1, 1993 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(b) to PEA No. 31.

	(4)	Addendum No. 3 dated October 8, 1996 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(c) to PEA No. 34.

	(5)	Addendum No. 4 dated April 22, 1997 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(d) to PEA No. 35.

	(6)	Addendum No. 5 dated December 1, 1997 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(e) to PEA No. 38.

	(7)	Addendum No. 6 dated January 27, 1998 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(f) to PEA No. 38.

	(8)	Addendum No. 7 dated March 31, 1998 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(8) to PEA No. 39.

	(9)	Addendum No. 8 dated October 5, 1999 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(14) to PEA No. 44.

	(10)	Addendum No. 9 dated March 1, 2001 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(15) to PEA No. 48.

	(11)	Addendum No. 10 dated July 31, 2001 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(11) to PEA No. 49.

	(12)	Addendum No. 11 dated October 30, 2001 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(12) to PEA No. 49.

	(13)	Addendum No. 12 dated April 29, 2003 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(19) to PEA No. 53.

	(14)	Addendum No. 13 dated July 29, 2003 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(20) to PEA No. 53.

	(15)	Addendum No. 14 dated May 9, 2008 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(15) to PEA No. 61.

	(16)	Addendum No. 15 dated September 24, 2008 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(16) to PEA No. 62.

	(17)	Addendum No. 16 dated February 18, 2011 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(17) to PEA No. 69.

(h)	(1)	Transfer Agency and Service Agreement between the Registrant and The Northern Trust Company dated June 30, 2014 filed as Exhibit (h)(1) to PEA No. 76.

	(2)	Appendix A dated July 31, 2014 to the Transfer Agency and Service Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(2) to PEA No. 76.

	(3)	Appendix B to the Transfer Agency and Service Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(3) to PEA No. 76.

	(4)	Revised and Restated Transfer Agency Agreement dated January 8, 1993 between the Registrant and The Northern Trust Company filed as Exhibit 9(a) to PEA No. 38.

	(5)	Addendum No. 1 dated July 1, 1993 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(b) to PEA No. 31.

	(6)	Addendum No. 2 dated March 25, 1994 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(c) to PEA No. 31.

	(7)	Addendum No. 3 dated January 22, 1997 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(d) to PEA No. 34.

	(8)	Addendum No. 4 dated April 22, 1997 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(e) to PEA No. 35.

	(9)	Addendum No. 5 dated January 27, 1998 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(f) to PEA No. 38.

	(10)	Addendum No. 6 dated March 31, 1998 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(8) to PEA No. 39.

	(11)	Addendum No. 7 dated October 5, 1999 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to PEA No. 44.

	(12)	Addendum No. 8 dated March 1, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(13) to PEA No. 48.

	(13)	Addendum No. 9 dated July 31, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to Amendment No. 49.

	(14)	Addendum No. 10 dated October 30, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(11) to PEA No. 49.

	(15)	Addendum No. 11 dated August 20, 2003 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to PEA No. 53.

	(16)	Addendum No. 12 dated February 17, 2006 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(13) to PEA No. 56.

	(17)	Addendum No. 13 dated May 9, 2008 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(14) to PEA No. 61.

	(18)	Addendum No. 14 dated September 24, 2008 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(15) to PEA No. 62.

	(19)	Addendum No. 15 dated February 18, 2011 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(16) to PEA No. 69.

	(20)	Addendum No. 16 dated February 18, 2011 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(17) to PEA No. 69.

	(21)	Service Plan for the Service and Premier Classes of Shares dated January 27, 1998, as amended on February 2, 2001 and filed as Exhibit (h)(10) to PEA No. 48 and Related Forms of Servicing Agreement as amended on February 13, 2004 filed as Exhibit (h)(14) to PEA No. 53.

	(22)	Administration Agreement dated January 1, 2009 between the Registrant and Northern Trust Investments, N.A. filed as Exhibit (h)(18) to PEA No. 62.

	(23)	Amendment No. 1 dated November 4, 2011 to the Administration Agreement between the Registrant and Northern Trust Investments, Inc. filed as Exhibit (h)(20) to PEA No. 69.

	(24)	Amended and Restated Expense Reimbursement Agreement dated November 4, 2011 between the Registrant and Northern Trust Investments, Inc. filed as Exhibit (h)(21) to PEA No. 69.

	(25)	Amendment No. 1 to the Amended and Restated Expense Reimbursement Agreement dated February 24, 2012 between the Registrant and Northern Trust Investments, Inc. filed as Exhibit (h)(22) to PEA No. 69.

(i)		Not Required.

(j)		Not Required.

(k)		Not Applicable.

(l)	(1)	Subscription Agreement dated December 8, 1982 with Goldman, Sachs & Co. filed as Exhibit 13 to PEA No. 38.

	(2)	Amendment No. 1 dated May 16, 1983 to Subscription Agreement with Goldman, Sachs & Co. filed as Exhibit 13(a) to PEA No. 38.

	(3)	Amendment No. 2 dated May 19, 1983 to Subscription Agreement with Goldman, Sachs & Co. filed as Exhibit 13(b) to PEA No. 38.

	(4)	Amendment No. 3 dated October 25, 1985 to Subscription Agreement with Goldman, Sachs & Co. filed as Exhibit 13(c) to PEA No. 38.

	(5)	Purchase Agreement dated September 24, 2008 between the Registrant and Eric K. Schweitzer for shares of the Treasury Portfolio filed as Exhibit (l)(6) to PEA No. 62.

(m)		Not Applicable

(n)		Amended and Restated Plan pursuant to Rule 18f-3 for Operation of a Multi-Class System dated May 22, 2014 filed as Exhibit (n) to PEA No.75.

(o)		Reserved

(p)	(1)	Amended Code of Ethics of the Trust adopted August 2, 2000, as revised February 19, 2009 filed as Exhibit (p)(1) to PEA No. 63.

	(2)	Amended Code of Ethics of Northern Trust Investments, Inc. adopted February 1, 2005, as amended January 1, 2014, filed as Exhibit (p)(2) to PEA No 73.

(q)		Power of Attorney dated May 21, 2014 filed as Exhibit (q) to PEA No. 75.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE REGISTRANT

Registrant is controlled by its Board of Trustees.

ITEM 30.	INDEMNIFICATION

Section 3 of Article IV of the Registrant’s Agreement and Declaration of Trust dated July 1, 1997, as amended, provides for indemnification of the Registrant’s Trustees and officers under certain circumstances. A copy of such Agreement and Declaration of Trust was filed as Exhibit 1 to Post-Effective Amendment No. 36 to Registrant’s Registration Statement on Form N-1A and is incorporated herein by reference.

Section 11 of the Northern Institutional Funds’ Management Agreement dated June 30, 2014 (with respect to the Liquid Assets Portfolio), between the Registrant and the investment adviser (the “Adviser”), provides for indemnification of the Adviser or, in lieu thereof, contribution by Registrant, in connection with certain claims and liabilities relating to advisory and administration services to which the Adviser may be subject. A copy of the Management Agreement with respect to the Liquid Assets Portfolio is filed herewith as Exhibit (d)(3).

Paragraph 3 of the Distribution Agreement dated March 31, 2009 between the Registrant and Northern Funds Distributors, LLC (“NFD”) provides that the Registrant will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Registrant by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD’s breach of confidentiality. Paragraph 3 of the Distribution Agreement also provides that NFD will indemnify the Trustees and officers of the Registrant against certain liabilities relating to untrue statements or omissions of material fact resulting from the reliance on information furnished to the Registrant by NFD, and those liabilities resulting from NFD’s willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under the Distribution Agreement, or NFD’s breach of its confidentiality obligations under the Distribution Agreement. A copy of the Distribution Agreement was filed as Exhibit (e)(1) to Post-Effective Amendment No. 64 to Registrant’s Registration Statement on Form N-1A and is incorporated herein by reference.

A mutual fund trustee and officer liability policy purchased by the Registrant insures the Registrant and its Trustees and officers, subject to the policy’s coverage limits and exclusions and varying deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

Northern Trust Investments, Inc. (“NTI”), an indirect subsidiary of Northern Trust Corporation, serves as investment adviser of each of the Portfolios. NTI is referred to as the “Investment Adviser.” NTI is located at 50 South LaSalle Street, Chicago, Illinois 60603. NTI is an Illinois state bank and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds. Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended. Set forth below is a list of officers and directors of NTI, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years. Most officers and directors of NTI hold comparable positions with The Northern Trust Company (other than as director) and certain other officers of NTI hold comparable positions with Northern Trust Bank, N.A., a wholly-owned subsidiary of Northern Trust Corporation.

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Abdul Karim, Walid T. Vice President

Aitcheson, James A. Senior Vice President

Alongi, David M. Senior Vice President

Amaya, Luis Vice President

Anast, Angela H. Vice President

Anderson, Timothy Vice President

Anstine, Robert Dale Vice President

Antonacci, Jeffrey M. Senior Vice President

Arroyo, Edwin Josue Vice President

Ayres, Scott R. Senior Vice President

Azar, Frederick A. Vice President

Baig, Mustafa Vice President

Bailey, Johnny Vice President

Baldwin, Florette L. Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Bandura, Daniel T. Vice President

Baras, Ellen G. Vice President

Barron, David R. Vice President

Bartczyszyn, Michael S. Vice President

Bartholomew, Richard Senior Vice President, Assistant Trust Officer	The Northern Trust Company	Senior Vice President

Beckman, Carl P. Senior Vice President & Treasurer

Behar, Gregory S. Senior Vice President

Berard, Paul C. Vice President

Bergson, Robert H. Senior Vice President

Bernstein, Russ M. Vice President

Bieber, Christopher Vice President

Blair, Timothy P. Vice President

Blank, Justin W. Vice President

Bleecker, Ali K. Senior Vice President

Boeckmann, Eric Vonn Senior Vice President

Boeckmann, Lizabeth Rose Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Bohlin, Andrew P. Vice President

Borel, Ainsley J. Senior Vice President

Bracks, Carolyn Senior Vice President

Browne, Kieran Senior Vice President

Browne, Robert P. Executive Vice President, Director, Chief Investment Officer and Senior Trust Officer	The Northern Trust Company	Executive Vice President

Buckley, Melissa A. Senior Vice President

Buerckholtz, Elizabeth J. Senior Vice President

Bugajski, James Edmund Vice President

Bukoll, Martin B. Senior Vice President

Burgul, Cevdet Sertan Vice President

Bursua, Brian M. Senior Vice President

Camden, Bradley T. Vice President

Campbell, Richard C. Senior Vice President

Carberry, Craig R. Secretary

Carlson, Christopher W. Senior Vice President, Director, Chief Operating Officer and Cashier

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Carlson, Mark D. Senior Vice President

Carroll, Keith D. Vice President

Caruso, Keith A. Vice President

Chappell, Darlene Vice President and AML Compliance Officer	The Northern Trust Company	Vice President

Chiaverini, Anthony Vice President

Chico, Michael R. Vice President

Clark, Richard L. Senior Vice President

Colangelo, Rossana A. Senior Vice President

Connor, Benjamin A. Vice President

Connor, Kevin P. Vice President

Costello, Joseph H. Vice President

Cousins, Stephen J. Senior Vice President

Cubeles, Alain Senior Vice President

Czochara, Susan C. Senior Vice President

D’Arienzo, Louis R. Vice President

Danaher, James Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Dawson, Jason E. Vice President

Dehnert, Melissa Ann Vice President

Dekhayser, Jordan D. Vice President

Delaney, Michael J. Vice President

Dering, Michael C. Vice President

DeSouza, Leonor Vice President

Detroy, Timothy J. Vice President

Deverall, Michael C. Vice President

Diacou, Jennifer Ann Vice President

DiCarlo, Robert D. Senior Vice President

Diez, Luis F. Senior Vice President

Doell, John C. Senior Vice President

Donaldson, Julian O. Vice President

Dorchinez, Bradley M. Senior Vice President

Dorsey, Jennifer Ann Vice President

Doyle, Michael T. Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Driscoll, Peter John Vice President

Duhn, Brian S. Vice President

Duvall, Margret E. Senior Vice President

Dwyer, Patrick E. Vice President

Dzanis, Marie E. Senior Vice President

Ebel, Christopher John Vice President

Egizio, Michael P. Vice President

Eidson, Shannon L. Senior Vice President

Elson, Michelle Vice President

Escalante, Patrick D. Vice President

Everett, Steven R. Senior Vice President

Ewing, Peter K. Senior Vice President

Ferguson, Denise S. Vice President

Ferguson, Jr., John Allen Vice President

Finegan, Kelly Swiatek Vice President

Finegan, Sean A. Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Fletcher, Christina Lee Vice President

Flood, Peter J. Senior Vice President

Flowers, Joseph L. Vice President

Franklin, Carolyn D. Vice President

Fraser, Allison K. Senior Vice President

Freda, Adam R. Vice President

Freitag, Lee R. Senior Vice President

Friedman, Sarah Meggan Vice President

Fronk, Christopher A. Senior Vice President

Furnari, Robert Senior Vice President

Gallegos, Shawn M. Senior Vice President

Galvan, Imelda Vice President

Gaskin, Patrick J. Vice President

Gautham, Ravi A. Senior Vice President

Gayle III, Robert Harold Vice President

Geisler, Maria Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Geraghty, Kim Marie Vice President

Ginsberg, Lynne Noel Vice President

Gleeman, Michael J. Vice President

Graber, Adam D. Vice President

Grant Williams, Allison Senior Vice President

Gregg, Laura Jean Vice President

Griffin, Michelle D. Senior Vice President

Groenendijk, Patrick A. Senior Vice President

Gyorgy, Robert Vice President

Haas, Joseph R. Vice President

Haggerty, James L. Senior Vice President

Halter, Ann M. Senior Vice President

Hankins, Terry A. Vice President

Harrell, Alec Vice President

Harris, Nora J. Vice President

Hart, Jessica Kaplan Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Hart III, James R. Vice President

Hausken, Philip D. Senior Vice President

Hawkins, Sheri Barker Senior Vice President, Director, Chief Financial Officer & Treasurer

Hayes, James G. Senior Vice President

Hecimovich, Sandra M. Senior Vice President

Hensel, James J. Senior Vice President

Hest, Stefanie Jaron Senior Vice President

Hill, Susan Senior Vice President

Hogan, James F. Senior Vice President

Hogan, Jason P. Vice President

Hsueh, Eric C. Vice President

Huemmer, Christopher G. Vice President

Hunniford, Michael Vice President

Hunstad, Michael Ryan Senior Vice President

Hurley, William F. Vice President

Hyatt, William E. Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Inzunza, Richard J. Vice President

Jacobs, Peter M. Senior Vice President

Jaeger, Christopher J. Vice President

Jaffe, Harry Y. Vice President

Jenkins, John Scott Vice President

Jenks, Christopher C. Vice President

Jesel, Delilah Vice President

Johnston, Lucia A. Vice President

Jones, Brian D. Vice President

Jones, Greg Vice President

Jordan, John R. Vice President

Joves, Evangeline Mendoza Vice President

Kalter, Kristin M. Vice President

Kancharla, Sridhar Vice President

Kane, James P. Senior Vice President

Karr, Alena A. Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Katz, Evan S. Vice President

Katz, Naomi E. Vice President

Kazaz, Tayfun Vice President

Kelley, Michelle M. Vice President

Kenagy, Scott A. Senior Vice President

Kennedy, Michael Vice President

Keshner, John O. Senior Vice President

Kimsey, Darren G. Senior Vice President

King III, Archibald E. Senior Vice President

Kinney, Lorrie Ann Vice President

Kirby, Shawn D. Vice President

Klein, Stephanie K. Senior Vice President

Koch, Deborah L. Senior Vice President

Konstantos, John A. Senior Vice President

Korytowski, Donald H. Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Kovacs, Michael R. Senior Vice President

Kresnicka, Kevin R. Vice President

LaBelle, John C. Senior Vice President

Leahey, Jodie Terese Senior Vice President

Ledford, Diana L. Senior Vice President

Lee, Ryan J. Vice President

Lehnherr, Robert E. Vice President

Letts, Heather M. Vice President

Lewandowski, Michael R. Vice President

Lico, Dennis Vice President

Lissuzzo, Anthony Senior Vice President

Loftus, Julie M. Vice President

Ludwig, Jeanne M. Senior Vice President

Lukic, Mary Vice President

Lupi, Lisa Ann Vice President

Lynch, Brian S. Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Lyons, William A. Vice President

Magyar, Adam J. Vice President

Maly, Mark R. Senior Vice President

Mastuantuono, Deborah A. Senior Vice President

Matthews, Kimberlene, N. Vice President

Maveety, Wendy L. Vice President

McCareins, John M. Senior Vice President

McCart, Mary Jane Senior Vice President

McClintic, Corinne Senior Vice President

McDonald, James D. Executive Vice President

McEldowney, Douglas J. Senior Vice President

McGregor, Timothy T. Senior Vice President

McInerney, Joseph W. Senior Vice President and Director

Mecca, Melinda S. Senior Vice President

Meehan, Michael G. Vice President

Mehta, Ashish R. Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Mehta, Manan Ghanshyam Vice President

Meikel, Brian W. Vice President

Meisel, Mark A. Senior Vice President

Melze, Laura J. Vice President

Memon, Bilal K. Vice President

Michaels, Peter M. Senior Vice President

Miller, Nathan D. Vice President

Miller, Steven A. Senior Vice President

Morgan, Robert P. Senior Vice President

Muench, Scott O. Senior Vice President

Nass, Curtis A. Vice President

Natale, Jr., Paul M. Vice President

Nellans, Charles J. Vice President

Nelson, Daniel J. Vice President

Nelson, Victoria L. Vice President

Newman, Greg Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Nickey III, William M. Vice President

Nolan, Patrick M. Vice President

Northfell, Catherine J. Senior Vice President

Nykiel, Tracy Donovan Senior Vice President

O’Brien, Jacqueline A. Senior Vice President

O’Brien, Thomas E. Vice President

O’Connor, Eileen M. Vice President

O’Connor, Michael P. Vice President

O’Hara, Brian G. Vice President

Opartan, Calin Vice President

O’Rourke, Kevin P. Vice President

Ortega, Leigh Ann Vice President

O’Shaughnessy, Kevin J. Vice President

Padilla, Francis R. G. Vice President

Parrish, Jr., Oscar J. Vice President

Partington, Paul W. Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Pasquinelli, Jason D. Vice President

Pecora, Jr., Anthony P. Senior Vice President and Chief Compliance Officer

Pedersen, Brad T. Vice President

Peron, Matthew Senior Vice President

Personette, Daniel J. Vice President

Peters, Michael J. Vice President

Peterson, Eric J. Senior Vice President

Phillips, Daniel J. Vice President

Pickert, Richard J. Vice President

Pincus, Jonathan S. Senior Vice President

Pollak, Donald R. Senior Vice President

Ponton, Mark S. Vice President

Potter, Ofelia M. Senior Vice President

Potter, Stephen N. Chairman, President and Chief Executive Officer	The Northern Trust Company	Executive Vice President

Pounders, Ryan E. Vice President

Provo, Brian Allen Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Quinn, Patrick D. Vice President

Rakowski, Andrew F. Senior Vice President

Ramstrom, Kerstin E. Vice President

Reeder, Brent D. Senior Vice President

Rein, Randall Senior Vice President	The Northern Trust Company FlexShares Trust	Senior Vice President Treasurer, Principal Financial Officer & Principal Accounting Officer

Reller, Jacqueline R. Vice President

Renaud, Donna Lee Senior Vice President

Rivas, Marcos E. Vice President

Robertson, Colin A. Executive Vice President	The Northern Trust Company	Executive Vice President

Rocha, Heather Parkes Vice President

Rodriquez, Alan Vice President

Roncoroni, Jaime Lauren Vice President

Root, Paul G. Vice President

Rosenberg, Edward A. Senior Vice President

Rosenblum, Jeffrey E. Vice President

Rutley, Todd A. Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Ruxton, Jule Klindworth Senior Vice President

Ryer, Alexander D. Vice President

Sampson, Jeffrey David Vice President

Santiccioli, Steven J. Vice President

Schneider, Tracy L. Vice President

Sclafani, Guy J. Senior Vice President

Secontine, Timothy J. Vice President

Serfling, John L. Vice President

Shane, Adam Marshall Vice President

Shapley, Brian J. Senior Vice President

Shea, Lindsay Vice President

Shipley, Christopher D. Senior Vice President

Sikora, Kazimierz J. Senior Vice President

Simoncek, Trista D. Senior Vice President

Smith, Paul E. Vice President

Sodergren, Mark C. Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Soi, Sarvesh Vice President

Soorya, Sandeep N. Vice President

Staley, Niha B. Senior Vice President

Standring, Melissa A. Senior Vice President

Stewart, Allison Walpole Senior Vice President

Stoeber, Kurt S. Vice President

Stolfi, James R. Senior Vice President

Stoll, Andrew M. Senior Vice President

Sucharda, Craig W. Vice President

Sullivan, Brendan E. Vice President

Sullivan, Carol H. Senior Vice President

Sullivan, Catherine M. Senior Vice President

Sundaram, Ramanthan Vice President

Swenson, Erik T. Vice President

Szostak II, Jon E. Senior Vice President

Szymanek, Frank D. Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Tam, Brian J. Vice President

Tang, Bruce Vice President

Taylor, Cynthia Vice President

Thanepohn, Susan M. Vice President

Theobald, Susan F. Vice President

Thomas, Shundrawn A. Director and Executive Vice President	The Northern Trust Company FlexShares Trust	Executive Vice President President, Treasurer & Principal Executive Officer

Thomas, Wanda Williams Senior Vice President

Thompson, Jane W. Senior Vice President

Towle, Michael J. Vice President

Trafford, Edward Vice President

Tyler, Jason J. Senior Vice President and Director

Unger, David J. Vice President

Van Alstyne, Christopher W. Senior Vice President

Vance, Ryan R. Vice President

Vanderpool, Robert Gerard Vice President

Varchetto, Brett A. Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Vella, Christopher, E. Senior Vice President

Vigsnes II, Richard Allan Senior Vice President

Volman, Joseph Vice President

Wackerlin, Thomas W. Vice President

Wallace, Neil A. Vice President

Warner, Scott B. Vice President

Waters, Courtney Vice President

Watt, Joe Vice President and Controller

Weaver, Jacob C. Senior Vice President

Weber, Ashley E. Vice President

Weeks, Susan Anne Vice President

Weis, Irene Vice President

Wennlund, Lloyd A. Director and Executive Vice President	The Northern Trust Company	Executive Vice President

Westman, Andrew P. Vice President

Wight, Aimee Vice President

Williams, David R. Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Williams, Jeffrey F. Senior Vice President

Williams, Thomas C. Vice President

Wills, Mary Katherine Vice President

Winters, Marie C. Senior Vice President

Witte, Carrie J. Vice President

Woeppel, Stephanie L. Vice President

Wooden, Thomas D. Senior Vice President

Woods, Bethany M. Vice President

Wright, Mary Kay Vice President

Xifaris, Michael H. Vice President

Yi, Peter Senior Vice President

Zavalla, Lorena Vice President

Zemaier, Kurt Vice President

Zymali, Peter M. Vice President

ITEM 32.	PRINCIPAL UNDERWRITERS

Not Applicable

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS

The Agreement and Declaration of Trust, By-laws and minute books of the Registrant and all other accounts, books and other documents required to be maintained under Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules promulgated thereunder are in the physical possession of The Northern Trust Company and NTI, each located at 50 South LaSalle Street, Chicago, Illinois 60603. Records for Northern Funds Distributors, LLC, the distributor, are located at Three Canal Plaza, Suite 100, Portland, Maine 04101.

ITEM 34.	MANAGEMENT SERVICES

Not Applicable

ITEM 35.	UNDERTAKINGS

Not Applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 92 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 17th day of September, 2014.

NORTHERN INSTITUTIONAL FUNDS

By:	/s/ Lloyd A. Wennlund
Lloyd A. Wennlund
President

EXHIBIT INDEX

Exhibit No.	Description

(d)(3)	Management Agreement dated June 30, 2014 between the Registrant and Northern Trust Investments, Inc. on behalf of the Liquid Assets Portfolio.

(d)(15)	Expense Reimbursement Agreement dated October 1, 2014 between the Registrant and Northern Trust Investments, Inc. on behalf of the Liquid Assets Portfolio.